Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 26, 2021, relating to the financial statements of Amylyx Pharmaceuticals, Inc. appearing in Registration Statement No. 333-261703 on Form S-1 of Amylyx Pharmaceuticals, Inc. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-261703 on Form S-1.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 6, 2022